Exhibit 99.1

NEWS RELEASE

For More Information Contact: J. Downey Bridgwater, President & Chief Executive Officer 713-507-2670 Stephen Raffaele, Executive Vice President & Chief Financial Officer 713-507-7408	For Release - July 26, 2006

STERLING BANCSHARES TO ACQUIRE BANK OF THE HILLS

HOUSTON, TX, July 26, 2006 – Sterling Bancshares, Inc. (NASDAQ: SBIB) announced today that it has entered into a definitive agreement to acquire through merger Kerrville, TX-based BOTH, Inc., and its subsidiary, Bank of the Hills, National Association.

BOTH, Inc. is a privately held bank holding company which operates five banking offices in the San Antonio/Kerrville area under the name of Bank of the Hills. As of June 30, 2006, BOTH, Inc. had assets of approximately $320 million, loans of $145 million, and deposits totaling $294 million.

“We are excited about the opportunity to add such a quality Texas bank to our franchise,” said J. Downey Bridgwater, Chairman, President and Chief Executive Officer of Sterling Bancshares. “Bank of the Hills has established itself as one of the better performing community banks in the state. They are relationship-focused and operate with the same level of commitment to their customers that we do.

“Bank of the Hills’ strong deposit franchise will be a nice complement to our balance sheet and their similar culture of service makes this a logical partnership,” Bridgwater said.

“This is a win for both our customers and the bank,” said Bank of the Hills Board Chairman Tom Daniels. “We wanted to have the financial strength to continue to address our customers’ needs while retaining our focus on quality personal service. We were particularly attracted to Texas-based Sterling because our business philosophies are very, very similar: taking care of customers comes first.”

Bank of the Hills President Harold Wilson added, “Partnering with Sterling Bank, which is well-known for its relationship-banking approach, is a great fit for Bank of the Hills. We will continue to do what we do best, offer quality banking products and services to our communities. The only difference now is that we will have the financial backing of a larger Texas-based financial institution to support our growth.”

The consideration for the merger is a mixture of stock and cash. Subject to regulatory approvals, the transaction is expected to close early in the 4th quarter of 2006.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are based on beliefs and assumptions of management at the time that this release

Sterling Bancshares, Inc., News Release

July 26, 2006

was prepared. The Company does not assume any obligation to update the forward-looking statements. These statements provide our expectations but are not guarantees of future performance. There are several factors, many beyond our control, that could cause our results to differ significantly from expectations including adverse changes in the loan portfolio and the resulting credit risk-related losses and expenses; potential inadequacy of our allowance for credit losses; our ability to maintain or improve loan quality levels and origination volumes and competitive influences on product pricing. Additional factors that could cause actual results or conditions to differ significantly from these forward-looking statements can be found in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s web site (www.sec.gov).

About Sterling Bancshares

Sterling Bancshares, Inc., is a Houston-based bank holding company with total assets of $3.8 billion, which operates 40 banking offices in the greater metro areas of Houston, San Antonio, and Dallas, Texas. These cities are the 4th, 7th and 9th largest in the United States, respectively, based on population. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “SBIB”.

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